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                                                                     EXHIBIT 8.2

                           OPINION OF LATHAM & WATKINS

                                 January 4, 2002

Cogent Communications Group, Inc.
1015 31st Street, NW
Washington, D.C. 20007

Re: Agreement and Plan of Merger dated as of August 28, 2001, By and Among Allied Riser Communications Corporation, Cogent Communications Group, Inc. And Augustus Caesar Merger Sub, Inc.

Ladies and Gentlemen:

                  We have acted as special tax counsel for Cogent Communications Group, Inc. ("Cogent"), in connection with the proposed merger (the "Merger") of Augustus Caesar Merger Sub, Inc. ("Merger Subsidiary"), a wholly-owned subsidiary of Cogent, with and into Allied Riser Communications Corporation ("Allied Riser"), pursuant to an Agreement and Plan of Merger, dated as of August 28, 2001 and as amended (the "Merger Agreement"), by and among Allied Riser, Cogent and Merger Subsidiary. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

                  In connection with the filing by Cogent of a registration statement (the "Registration Statement") on Form S-4, which includes the proxy statement/prospectus relating to the Merger Agreement, Cogent has requested our opinion regarding certain United States federal income tax consequences of the Merger. In providing our opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations, and warranties contained in the following documents (including all exhibits and schedules attached thereto): (i) the Merger Agreement, (ii) the Registration Statement,
(iii) the certificates delivered to us on this date by officers of Cogent and Allied Riser, and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

                  In addition in rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

                  1. Original documents (including signatures) submitted to us are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

                  2. The Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement without any waiver or breach of any provision thereof, and the Merger will be effective under applicable state law;


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                  3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct at all relevant times, and no such actions have been taken or will be taken which are inconsistent with such statements, descriptions or representations or which make any such statements, descriptions or representations untrue, incorrect or incomplete in any material respect;

                  4. Any statements of fact made in any of the documents referred to herein which are qualified by the limitation "to the knowledge of" or which are otherwise similarly qualified are correct and will continue to be true, correct and complete at all times up to and including the Closing Date, in each case without qualification; and

                  5. All covenants contained in the Merger Agreement (including exhibits thereto) and the other documents referred to herein will be performed without any waiver or breach of any provision thereof.

If any of the above-described assumptions are untrue for any reason or if the Merger is consummated in a manner that is inconsistent with the manner in which it is described in the Merger Agreement or Registration Statement, our opinion as expressed below may be adversely affected and may not be relied upon.

                  Based on such facts, assumptions and representations and subject to the limitations set forth in the Registration Statement and those set forth herein, the discussion entitled "Material U.S. Federal Income Tax Consequences," to the extent such discussion reflects statements of law or legal conclusions with respect to the material federal income tax consequences to Cogent and Merger Subsidiary, is the opinion of Latham & Watkins as to the material federal income tax consequences to Cogent and Merger Subsidiary of the Merger.

                  This opinion represents and is based upon our best judgment regarding the application of United States federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislation, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you or your shareholders of any new developments in the application or interpretation of the United States federal income tax laws after the effectiveness of the Registration Statement.


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                  This opinion is rendered to you for use in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the SEC promulgated thereunder.

                                   Very truly yours,